Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 15, 2022, relating to the consolidated financial statements of CytoDyn Inc. and the effectiveness of internal control over financial reporting of CytoDyn Inc., appearing in CytoDyn Inc.’s Annual Report on Form 10-K for the year ended May 31, 2022. Our report on the consolidated financial statements contains two explanatory paragraphs regarding substantial doubt as to CytoDyn Inc.’s ability to continue as a going concern and its restatement of the fiscal year ended May 31, 2021 (Note 14). Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of May 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Macias Gini & O’Connell LLP

San Jose, California

August 23, 2022